Exhibit 4.1

SUPERNOVA ENERGY, INC.

SUBSCRIPTION AGREEMENT

Name of Subscriber: ___________________

 Re: Supernova Energy, Inc. – Shares of Common Stock (the “Shares”)

Gentlemen:

1.	Subscription

a.	The Subscriber ("Subscriber") hereby irrevocably subscribes for and agrees to purchase Shares of Supernova Energy, Inc., a Nevada corporation (the “Company"), at a purchase price of $0.005 per Share of Common Stock (the "Purchase Price"), upon the terms and conditions set forth herein.

b.	Subscriber understands that the Shares are being offered pursuant to an offering circular (the "Offering Circular") filed with the Securities and Exchange Commission (the “SEC”) as part of the Offering Statement. By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received this Subscription Agreement, copies of the Offering Circular and Offering Statement, including exhibits thereto, and any other information required by the Subscriber to make an investment decision.

c.	The Subscriber's subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date (as defined in the Offering Circular), by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of the Shares for which Subscriber has subscribed. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber's subscription is rejected, Subscriber's payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber's obligations hereunder shall terminate.

d.	The aggregate number of Shares shall not exceed 2,000,000,000 shares (the "Maximum Offering"). The Company may accept subscriptions until the termination date given in the Offering Circular, unless otherwise extended by the Company in its sole discretion in accordance with applicable SEC regulations for such other period required to sell the Maximum Offering (the "Termination Date"). The Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the Termination Date (each a "Closing Date").

e.	The Company shall have the right to accept or reject any subscription, in whole or in part. Upon receipt and acceptance by our Board of Directors of this subscription agreement and subscription amount noted below, we shall immediately instruct the transfer agent of Record to issue your shares. Subscribers will have rights of shareholders when our board of directors approves the acceptance of the subscription and the issuance of the Subscribers’ shares. An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

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2.	Purchase Procedure.

a.	Payment. The purchase price for the Shares shall be paid simultaneously with the execution and delivery to the Company of the signature page of this Subscription Agreement. Subscriber shall deliver a signed copy of this Subscription Agreement (which may be executed and delivered electronically), along with payment for the aggregate purchase price of the Securities by ACH electronic transfer or wire transfer to an account designated by the Company, or by any combination of such methods.

b.	No Escrow. The proceeds of this offering will not be placed into an escrow account. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

3.	Representations and Understandings. The Subscriber hereby makes the following representations, warranties and agreements and confirms the following understandings:

a.	The Subscriber has received a copy of the Offering Circular, has reviewed it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the Subscriber requested. All questions of the Subscriber have been satisfactorily answered prior to making this investment.

b.	The Subscriber has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the Subscriber's investment, and to make an informed decision relating thereto; or the Subscriber has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Subscriber's investment, and to make an informed decision relating thereto.

c.	The Subscriber has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The Subscriber has adequate financial resources for an investment of this character, and at this time could bear a complete loss of his investment. The Subscriber understands that any projections or other forward-looking statements that were made in the Offering Circular are mere estimates and may not reflect the actual results of the Company's operations. The Subscriber understands that the Use of Proceeds made in the Offering Circular are estimates, are not binding, and are subject to the Company's discretion, and may not reflect the actual use of proceeds by the Company of the funds they receive from this offering and from your investment.

d.	The Subscriber understands that the Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the Subscriber's representations and warranties, and those of the other purchasers of Shares.

e.	The Subscriber understands that the Shares are being offered pursuant to a broker/dealer registration in the state of New York. Therefore, Subscriber is a resident of the state of New York or has otherwise undergone the purchase of the Shares in the state of New York.

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f.	The amount of this investment by the Subscriber does not exceed 10% of the greater of the Subscriber's net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act unless the Subscriber is an “accredited Subscriber,” as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an “accredited Subscriber.”

g.	The Subscriber has no need for any liquidity in his investment and is able to bear the economic risk of his investment for an indefinite period of time. The Subscriber has been advised and is aware that: (a) there is no active public market for the Shares and an active public market for the Shares may not develop; (b) it may not be possible to liquidate the investment readily; and (c) the Shares have not been registered under the Securities Act and applicable state law and an exemption from registration for resale may not be available.

h.	All contacts and contracts between the Subscriber and the Company regarding the offer and sale to him/her/it of Shares have been made within the state indicated below his/her/its signature on the signature page of this Subscription Agreement and the Subscriber is a resident of such state.

i.	The Subscriber has relied solely upon the Offering Circular and independent investigations made by him or her or his or her representatives and advisors with respect to the Shares subscribed for herein, and no oral or written representations beyond the Offering Circular have been made to the Subscriber or relied upon by the Subscriber by the Company, its representatives or assigns, or any other person or entity.

j.	The Subscriber agrees not to transfer or assign this subscription or any interest therein.

k.	The Subscriber hereby acknowledges and agrees that, except as may be specifically provided herein, the Subscriber is not entitled to withdraw, terminate or revoke this subscription.

l.	If the Subscriber is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the Subscriber.

m.	The Subscriber meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which he or she resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor.

4.	Issuer-Directed Offering; No Underwriter

a.	The Subscriber understands that the offering is being conducted by the Company directly (issuer-directed) and the Company has not engaged a selling agent such as an underwriter or placement agent

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5.	Foreign Subscribers

a.	If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Subscriber’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

6.	Valuation

a.	The Subscriber acknowledges that the price of the Shares was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

7.	Indemnification

a.	The Subscriber hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, broker- dealers, placement agents, Shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the Subscriber's representations and warranties herein or otherwise being untrue or inaccurate, or because of a breach of this agreement by the Subscriber. The Subscriber hereby further agrees that the provisions of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Shares. The Subscriber hereby grants to the Company the right to setoff against any amounts payable by the Company to the Subscriber, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney's fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to Section 3 of this Subscription Agreement.

8.	Taxpayer Identification Number/Backup Withholding Certification

a.	Unless a subscriber indicates to the contrary on the Subscription Agreement, he, she or it will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Shares.

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9.	Governing Law

a.	This Subscription Agreement will be governed by and construed in accordance with the laws of the State of New York. The venue for any legal action under this Agreement will be in the proper forum in the City of New York, State of New York.

10.	Acknowledgment of Risks Factors

a.	The Subscriber has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular with specific reference to the section titled Risk Factors therein. The Subscriber acknowledges that this investment entails significant risks.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of the date written below.

Issuer:	SUPERNOVA ENERGY, INC.
Purchase Price per Share:	$0.005
Number of Shares being Purchased by Subscriber:	__________________
Total Purchase Price (Number of Shares multiplied by Purchase Price:	$__________________

EITHER

(i) The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act because the undersigned meets the criteria set forth in the following paragraph(s) of Appendix A attached hereto:

OR

(ii) The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned's net worth or annual income.

______________ (print applicable number from Appendix A) ___________
The Shares being subscribed for will be owned by, and should be recorded on the Company's books as held in the name of:

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______________

(print applicable number from Appendix A)

___________

SUBSCRIBER:

______________________________________

Name of Subscriber

______________________________________

Signature of Subscriber

______________________________________

Social Security Number (SSN) or Fed Tax ID (EIN)

Date: __________________________________

CO-SUBSCRIBER:

______________________________________

Name of Co-Subscriber, if applicable

______________________________________

Signature of Co-Subscriber, if applicable

_____________________________________

Social Security Number (SSN) or Fed Tax ID (EIN)

Date: __________________________________

The Shares subscribed for hereby are being purchased as follows:

(Check One)

____ individually

____ joint tenants

____ joint tenants with right of survivorship

____ tenants in common

____ partnership

____ limited liability company

____ as custodian, trustee or agent for _____________________ corporation

Subscriber’s Name and Co-Subscriber’s Name

Address (please print) Address (please print):

Email address:	Email address:

The foregoing Subscription is hereby accepted.

SUPERNOVA ENERGY, INC.

By: _______________________________________________

Name: Kevin G. Malone

Title: President

Date: ____________________________________________

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APPENDIX A

An accredited investor includes the following categories of investor:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person's primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Paragraph (a)(5)(i) of this section will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

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